Results of Shareholder Meeting (Unaudited)
At the special meeting of shareholders, which was held on October 19, 2001, the following actions were taken:
Item 1. Trustees of the funds were elected as follows:
MFS Money
Market Fund
MFS Government
Money Market Fund
Jeffrey L. Shames Affirmative 882,242,887.517 48,980,272.959
Withhold 19,048,931.931 1,187,824.549
John W. Ballen Affirmative 882,371,929.497 48,939,591.087
Withhold 18,919,889.951 1,228,506.421
Lawrence H. Cohn, M.D. Affirmative 881,400,483.609 48,980,272.959
Withhold 19,891,335.839 1,187,824.549
Sir J. David Gibbons, KBE Affirmative 881,150,551.750 48,980,272.959
Withhold 20,141,267.698 1,187,824.549
William R. Gutow Affirmative 881,433,764.039 48,980,272.959
Withhold 19,858,055.409 1,187,824.549
J. Atwood Ives Affirmative 882,201,435.817 48,980,272.959
Withhold 19,090,383.631 1,187,824.549
Abby M. O'Neill Affirmative 881,363,792.050 48,980,272.959
Withhold 19,928,027.398 1,187,824.549
Lawrence T. Perera Affirmative 882,210,759.967 48,939,591.087
Withhold 19,081,059.481 1,228,506.421
William J. Poorvu Affirmative 881,348,973.400 48,980,272.959
Withhold 19,942,846.048 1,187,824.549
Arnold D. Scott Affirmative 881,418,677.260 48,980,272.959
Withhold 19,873,142.188 1,187,824.549
J. Dale Sherratt Affirmative 881,554,981.099 48,980,272.959
Withhold 19,736,838.349 1,187,824.549
Elaine R. Smith Affirmative 882,320,938.180 48,980,272.959
Withhold 18,970,881.268 1,187,824.549
Ward Smith Affirmative 881,372,461.789 48,980,272.959
Withhold 19,919,357.659 1,187,824.549
Item 2. The authorization of the Trustees to adopt an Amended and Restated Declaration of Trust.
MFS Money
Market Fund
MFS Government
Money Market Fund
Number of Shares
For 980,067,223.180 47,024,039.879
Against 22,317,808.771 1,297,445.880
Abstain 48,795,066.596 340,656.749
Broker non-votes 85,369,465.000 1,505,955.000
Results of Shareholder Meeting (Unaudited) - continued
Item 3. The amendment or removal of certain fundamental investment policies. MFS Money
Market Fund
MFS Government
Money Market Fund
Number of Shares
For 733,749,935.096 47,237,150.576
Against 18,232,999.023 1,070,873.289
Abstain 38,170,915.329 354,118.643
Broker non-votes 111,137,970.000 1,505,955.000
Item 4. The approval of a new investment advisory agreement with Massachusetts Financial Services Company.
MFS Money
Market Fund
MFS Government
Money Market Fund
Number of Shares
For 848,768,490.330 48,670,408.839
Against 14,328,392.963 1,123,670.870
Abstain 38,194,936.155 374,017.799
Item 5. To change the investment objective from fundamental to non-fundamental. MFS Money
Market Fund
MFS Government
Money Market Fund
Number of Shares
For 726,728,303.914 46,140,002.712
Against 22,954,803.685 1,900,011.724
Abstain 40,470,741.849 622,128.072
Broker non-votes 111,137,970.000 1,505,955.000
Item 6. The ratification of the election of Deloitte & Touche LLP as the independent public accountants to be employed by the trust for the fiscal year ending August 31, 2002.
MFS Money
Market Fund
MFS Government
Money Market Fund
Number of Shares
For 861,374,939.717 32,329,316.008
Against 4,892,167.265 17,535,191.597
Abstain 35,024,712.466 303,589.903